UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01.	Change in Registrant’s Certifying Accountant.

On June 8, 2018, the Audit Committee (the “Committee”) of the Board of Directors of T2 Biosystems, Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, effective immediately. The reports of EY on the Company’s financial statements for each of the two fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that EY’s report on the Company’s audited financial statements for the years ended December 31, 2017 included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern with which the Company agreed.

Since the date of EY’s report on the Company’s audited financial statements for the year ended December 31, 2017, the Company has closed a public offering of its common stock in which it received net proceeds of approximately $49,300,000.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through June 8, 2018, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through June 8, 2018, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 10-K”), the Company reported a material weakness in its internal control over financial reporting during such period with which EY agreed. As disclosed in the 2017 10-K, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2017 due to the existence of a material weakness in the Company’s internal control over financial reporting related to the accounting for instruments which are classified as either inventory or property and equipment, depending on their future use. The Committee has discussed the material weakness in the Company’s internal control over financial reporting with EY, and has authorized EY to respond fully to the inquiries of BDO USA, LLP (“BDO”) concerning such material weakness.

The Company provided EY with a copy of the disclosures contained in this Form 8-K and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of EY’s letter, dated June 13, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On June 8, 2018, the Committee (approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, effective immediately.

During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim period through June 13, 2018, neither the Company nor anyone on its behalf consulted with BDO with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report:

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated June 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
CEO & President